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                                                                    EXHIBIT 10.3

                              CONSULTING AGREEMENT



         THIS CONSULTING AGREEMENT ("Agreement"), effective as of May 1, 1996 ("Effective Date"), is by and between SEAGULL ENERGY CORPORATION, a Texas corporation ("Seagull"), and ROBERT W. SHOWER, an individual who resides in Dallas, Texas ("Shower").


                              W I T N E S S E T H :

         WHEREAS, Shower's employment with Seagull terminated on April 30, 1996; and

         WHEREAS, Seagull desires Shower to perform certain professional services after the termination of his employment with Seagull and Shower is qualified by experience and training and desires to perform such services for Seagull;

         NOW THEREFORE, the parties, in consideration of the mutual promises, covenants and obligations contained herein, do hereby agree as follows:

         1. During the term of this Agreement, Shower shall serve as a consultant to the management of Seagull with respect to such areas as requested by the management of Seagull. It is understood that Shower may be rendering services to others during the term of this Agreement and, in using the services of Shower hereunder, Seagull will exercise due regard for other commitments of Shower. Shower shall faithfully render his best efforts and professional judgment in performance of these services consistent with good consulting practice and to the promotion, advancement and successful conduct of the business of Seagull. In providing such consultation, Shower shall provide Seagull with such of his ideas, assessments, and evaluations as Seagull may deem necessary. Further, Shower agrees to be available for such meetings as Seagull deems necessary for proper communication of his consultation.

         2. In consideration for the consulting services to be rendered pursuant to this Agreement, Seagull agrees to the following:

         (a) During the term of this Agreement, Seagull shall pay Shower on the first day of each calendar quarter, a fee to be determined based upon the following schedule:



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                                    Payment Date                   Quarterly Fee

                                    July 1, 1996                       $25,000
                                    October 1, 1996                    $25,000
                                    January 1, 1997                    $15,000
                                    April 1, 1997                      $15,000
                                    July 1, 1997                       $10,000
                                    October 1, 1997                    $10,000
                                    January 1, 1998                    $10,000
                                    April 1, 1998                      $10,000

         (b) The Restricted Stock Agreement dated March 17, 1995, between Seagull and Shower shall be amended pursuant to the amendment attached hereto as Exhibit A to provide that the forfeiture restrictions thereunder shall lapse as of March 17, 1998 if Shower performs substantial services pursuant to this Agreement or, if earlier, the date Shower dies or becomes disabled (as such term is defined under Seagull's long-term disability plan) or the date the Compensation Committee of the Board of Directors of Seagull in its sole discretion waives such forfeiture restrictions.

         (c) The Nonstatutory Stock Option Agreement dated March 20, 1992, between Seagull and Shower shall be amended pursuant to the amendment attached hereto as Exhibit B to provide that the option granted thereunder shall be fully exercisable during the period beginning on the Effective Date of this Agreement and ending on January 31, 1998.

         3. Unless sooner terminated pursuant to other provisions hereof, Seagull agrees to retain the services of Shower for the period beginning on the Effective Date of this Agreement and ending on April 30, 1998.

         (a) Notwithstanding the provisions of the preceding sentence of this Paragraph, Seagull shall have the right to terminate this Agreement and Shower's services hereunder at any time for any of the following reasons:

                  (i)    Upon Shower's death;

                  (ii) Upon Shower's becoming disabled as such term is defined under Seagull's long-term disability plan;

                  (iii) For cause, which for purposes of this Agreement shall mean a finding by the Board of Directors of Seagull of Shower's gross negligence or wilful misconduct in the rendering of services required of him pursuant to this Agreement or Shower's final conviction of a felony or of a misdemeanor involving moral turpitude;

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                  (iv)   For   Shower's   material   breach   of   any  material
                         provision of this Agreement, which, if correctable, remains uncorrected for 30 days following written notice of such breach to Shower by Seagull; or

                  (v) For any other reason whatsoever in the sole discretion of the Board of Directors of Seagull.

         (b) Notwithstanding the provisions of the first sentence of this Paragraph, Shower shall have the right to terminate this Agreement and his services hereunder at any time for any of the following reasons:

                  (i) For Seagull's material breach of any material provision of this Agreement, which, if correctable, remains uncorrected for 30 days following written notice of such breach to Seagull by Shower; or

                  (ii) For any other reason whatsoever in the sole discretion of Shower.

         (c) If Seagull or Shower desires to terminate Shower's services hereunder at any time prior to the expiration of the term of this Agreement, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Shower's services hereunder and stating the effective date and reason for such termination; provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

         (d) In the event that shower's services are terminated by seagull as provided in (a) above prior to the expiration of the term of this agreement, then, upon such termination, the compensation payable pursuant to paragraph 2(a) shall terminate contemporaneously with the termination of such services, except that if such termination shall be pursuant to (a)(i), (a)(ii) or (a)(v), such compensation shall continue for the balance of the term of this agreement.

         (e) in the event that shower's services are terminated by shower as provided in (b) above prior to the expiration of the term of this agreement, then, upon such termination, the compensation payable pursuant to paragraph 2(a) shall terminate contemporaneously with the termination of such services, except that if such termination shall be pursuant to (b)(i), such compensation shall continue for the balance of the term of this agreement.

         4. During the term of this Agreement, Shower shall be entitled to use the nonresident membership in his name at the River Oaks Country Club, Houston, Texas, but Shower shall not be reimbursed by Seagull for the membership fees, dues or assessments with respect to such membership.


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         5. All  reasonable  out-of-pocket  expenses  incurred  by Shower in the performance of his services hereunder and properly accounted for shall be borne by Seagull. If not paid directly by Seagull, Shower shall be reimbursed by Seagull for the cost of such expenses.

         6. Shower acknowledges that Seagull's business is highly competitive and that Seagull's methods, strategies, books, records, and documents, Seagull's technical information concerning its products, equipment, services, and processes, procurement procedures and pricing techniques, and the names of and other information (such as credit and financial data) concerning Seagull's customers, business affiliates, affairs, and operations all comprise confidential business information and/or trade secrets ("confidential information") of Seagull which are valuable, special, and unique assets of Seagull which Seagull uses in its business to obtain a competitive advantage over its competitors which do not know or use this information. Shower further acknowledges that protection of Seagull's Confidential Information against unauthorized disclosure and use is of critical importance to Seagull in maintaining its competitive position. Accordingly, Shower hereby agrees that, notwithstanding any other provisions of this Agreement other than those contained in the following sentences, he will not at any time during the term of this Agreement make any unauthorized disclosure of any Confidential Information of Seagull or make any unauthorized use thereof. However, Shower's obligations under this paragraph shall not extend to:

         (a) Information which is or becomes a part of the public domain or is available to the public by publication or otherwise without disclosure by Shower;

         (b) Information which was within Shower's knowledge or in his possession prior to his employment by Seagull;

         (c) Information which, either prior or subsequent to Seagull's disclosure to Shower, was disclosed to Shower, without an obligation of confidentiality, by a third party who did not acquire such information, directly or indirectly from Shower, Seagull, or from any third party who is under an obligation of confidentiality; or

         (d) Any disclosure of Confidential Information by Shower which is required by law, including deposition or trial testimony by Shower pursuant to subpoena. If Shower is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, if reasonably possible under the circumstances as determined in good faith by Shower, Shower will promptly notify Seagull of such request or requirements so that Seagull may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

Money damages would not be sufficient remedy for any breach of this Paragraph concerning Confidential Information by Shower, and Seagull shall be entitled to


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seek specific  performance and injunctive  relief as remedies for such breach or threatened breach, as well as reasonable and necessary attorneys' fees, experts' fees, and costs incurred in the connection with such breach or threatened breach. Such remedies shall not be deemed the exclusive remedies for such a breach by Shower but shall be in addition to all remedies available at law or in equity to Seagull, including the recovery of damages from Shower. For purposes of this Paragraph, Seagull shall be construed to include any parent, subsidiary, or other affiliate of Seagull.

         7. Seagull shall, without further remuneration to Shower, own, be entitled to possession of, and have the right to use, publish, and disclose any results, reports, product, or data developed by Shower during the course of his services hereunder, but identification of Shower with such results, reports, or data shall not be made without Shower's express consent.

         8. Shower is engaged by Seagull only for the purposes and to the extent set forth in this Agreement, and his relationship to Seagull hereunder is that of an independent contractor. Nothing in this Agreement is intended to create an employer/employee relationship between Seagull and Shower or to allow Seagull to exercise control or direction over the manner or method by which Shower performs the services which are the subject matter of this Agreement. Shower shall be responsible for payment of all income, self-employment, or other taxes attributable to all compensation paid hereunder by Seagull to Shower, and Shower agrees to hold Seagull harmless for withholding or payment of such taxes.

         9. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States, registered or certified mail, return receipt requested, postage prepaid, if addressed as follows:

         If to Seagull, to:                     Seagull Energy Corporation
                                                1700 First City Tower
                                                1001 Fannin
                                                Houston, Texas  77002
                                                Attention: Chairman of the Board

         If to Shower, to:                      Mr. Robert W. Shower
                                                7224 Village Lane
                                                Dallas, Texas 75248-6047

or such other addresses as either party may furnish to the other in writing, in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         10. This Agreement is entered into under and shall be governed for all purposes by the laws of the State of Texas.



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         11. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

         12. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         14. This Agreement and the rights and obligations of the parties hereunder are personal, and neither this Agreement nor any right, benefit, or obligation of either party hereto shall be subject to voluntary or involuntary assignment, alienation, or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

         15. This Agreement represents the entire agreement between the parties hereto with respect to the matters covered herein and may not be changed, altered, or modified in any respect except by an instrument in writing signed by both the parties hereto.

         IN WITNESS WHEREOF, Seagull has caused this Agreement to be duly executed by one of its officers thereunto duly authorized and Shower has executed this Agreement, all as of the day and year first above written.

                                                     SEAGULL ENERGY CORPORATION


                                                     By:





                                                     ROBERT W. SHOWER


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                                                                   EXHIBIT A
                                  AMENDMENT TO
                           RESTRICTED STOCK AGREEMENT



          WHEREAS,   SEAGULL  ENERGY  CORPORATION  ("Seagull")  entered  into  a restricted stock agreement (the "Agreement") with ROBERT W. SHOWER ("Shower") effective March 17, 1995; and

          WHEREAS, in conjunction with, and as part of the consideration for, a consulting agreement by and between Seagull and Shower for consulting services to be provided during the period beginning on May 1, 1996 and ending on April 30, 1998, Seagull desires to amend the Agreement in certain respects;

          NOW THEREFORE, the Agreement shall be amended as follows, effective as of May 1, 1996:

          1. All references to the term "Employee" in the Agreement shall be deleted and the term "Consultant" shall be substituted therefor.

          2. Paragraph 2 of the Agreement shall be deleted and the following shall be substituted therefor:

                  "2. Forfeiture Restrictions. The Stock issued and/or disposed of to Consultant pursuant to this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture
          Restrictions (as hereinafter defined) and upon the occurrence of a Performance Forfeiture Event (as hereinafter defined), Consultant shall, for no consideration, forfeit to the Company all Stock to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Stock to the Company upon Consultant's failure to perform substantial services under the Consulting Agreement are herein referred to as 'Forfeiture Restrictions,' and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as 'Restricted Shares' The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Stock. For purposes of this Agreement, a 'Performance Forfeiture Event' shall occur upon a good faith determination by the Compensation Committee of the Board of Directors (the 'Committee') that Consultant has failed to perform substantial services under the Consulting Agreement effective May 1, 1996, by and between the Company and Consultant (the 'Consulting Agreement') for any reason (other than as described in (2) and (3) below). The Forfeiture Restrictions shall lapse as to all Stock issued to Consultant pursuant to this Agreement on the earlier of (1) the third anniversary of the date of this Agreement, (2) the date Consultant dies or becomes disabled (as such term is defined under the Company's long-term disability plan) or (3) the date, if any, the Committee in its sole discretion waives the Forfeiture Restrictions."

          3. Paragraph 8 of the Agreement shall be deleted and the following shall be substituted therefor:

                  '8. Consulting Relationship. Any question as to whether Consultant has provided or failed to provide substantial services under the Consulting Agreement shall be determined by the Committee, and its determination shall be final."

          4. As amended hereby, the Agreement is specifically ratified and reaffirmed.

          IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed by one of its officers thereunto duly authorized, and Shower has executed this amendment, effective as of May 1, 1996.


                                                     SEAGULL ENERGY CORPORATION




                                                     By  _______________________


                                                         ROBERT W. SHOWER


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                                                                       EXHIBIT B
                                  AMENDMENT TO
                       NONSTATUTORY STOCK OPTION AGREEMENT



          WHEREAS, SEAGULL ENERGY CORPORATION ("Seagull") has previously adopted the SEAGULL ENERGY CORPORATION 1990 STOCK OPTION PLAN (the "Option Plan"); and

          WHEREAS, a certain nonstatutory stock option (the "Option") to purchase 90,000 shares of the common stock of Seagull was granted to ROBERT W. SHOWER ("Shower"), an employee of Seagull, on March 20, 1992, and such Option is currently outstanding under the Option Plan and is evidenced by a Nonstatutory Stock Option Agreement (the "Agreement"); and

          WHEREAS, in conjunction with, and as part of the consideration for, a consulting agreement by and between Seagull and Shower for consulting services to be provided during the period beginning on May 1, 1996 and ending on April 30, 1998, Seagull desires to amend the Agreement in certain respects;

          NOW, THEREFORE, the Agreement shall be amended as follows, effective as of May 1, 1996:

          1. The vesting schedule contained in the Agreement shall be waived and the Option outstanding under such Agreement shall be exercisable in full by Shower, his estate or the person who acquires the Option by will or the laws of descent and distribution, at any time on or before January 31, 1998.

          2. As amended hereby, the Agreement is specifically ratified and reaffirmed.

          IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed by one of its officers thereunto duly authorized, and Shower has executed this amendment, effective as of May 1, 1996.

                                                      SEAGULL ENERGY CORPORATION



                                                      By  ______________________




                                                      --------------------------
                                                                ROBERT W. SHOWER